As filed with the Securities and Exchange Commission on September 11, 2015

Registration No. 333-124187

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIO-RAD LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1000 Alfred Nobel Drive Hercules, CA 94547	94-1381833
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, of Principal Executive Offices)	(I.R.S. Employer Identification No.)

THE 2003 STOCK OPTION PLAN

OF BIO-RAD LABORATORIES, INC.

(Full title of the plan)

Shawn M. Soderberg, Esq.

Executive Vice President, General Counsel and Secretary

BIO-RAD LABORATORIES, INC.

1000 Alfred Nobel Drive

Hercules, CA 94547

(510) 724-7000

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Tad J. Freese, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

(650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

PARTIAL DEREGISTRATION OF SHARES OF COMMON STOCK

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-124187) (the “Registration Statement”) filed by Bio-Rad Laboratories, Inc. (the “Company”). The Registration Statement registered shares of the Company’s Class A and Class B Common Stock, $0.0001 par value (“Common Stock”), issuable pursuant to the 2003 Stock Option Plan of the Company (the “2003 Plan”).

This Post-Effective Amendment No. 1 is being filed for the sole purpose of deregistering 824,360 unissued shares of Common Stock (consisting of 659,550 shares of Class A Common Stock and 164,810 shares of Class B Common Stock) previously registered under the Registration Statement and issuable under the 2003 Plan. The Company hereby removes from registration, by means of this Post-Effective Amendment No. 1 to the Registration Statement, 824,360 unissued shares of Common Stock (consisting of 659,550 shares of Class A Common Stock and 164,810 shares of Class B Common Stock) previously registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hercules, State of California, on this 11th day of September 2015.

BIO-RAD LABORATORIES, INC.

By:	/s/ Christine A. Tsingos
Christine A. Tsingos
Executive Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on September 11, 2015.

/s/ Norman Schwartz (Norman Schwartz)	Chairman of the Board, President and Chief Executive Officer

/s/ Christine A. Tsingos (Christine A. Tsingos)	Executive Vice President, Chief Financial Officer

/s/ James R. Stark (James R. Stark)	Vice President, Corporate Controller

Other Directors:

/s/ Louis Drapeau (Louis Drapeau)	Director

(Robert M. Malchione)	Director

/s/ Joel McComb (Joel McComb)	Director

/s/ Deborah J. Neff (Deborah J. Neff)	Director

/s/ Alice N. Schwartz (Alice N. Schwartz)	Director